Exhibit 99.1

AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

THIS AMENDMENT TO MORTGAGE LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 11th day of September, 2006 by and between WEBSTER BANK, NATIONAL ASSOCIATION (f/k/a Webster Bank) a national banking association, having an office located at 80 Elm Street, New Haven, Connecticut 06510 (the “Bank”), and TECHNOLOGY DRIVE LLC, a Connecticut limited liability company, having a principal place of business located at 10 Technology Drive, Wallingford, Connecticut 06492 (the “Borrower”).

WHEREAS, this Amendment amends that certain Construction Loan Agreement dated December 7, 2001 by and between the Bank and Borrower (the “Loan Agreement”). Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Loan Agreement.

WHEREAS, Borrower has requested that certain terms and provisions of the Loan Agreement be amended and Bank has agreed to amend such terms and provisions pursuant to this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties hereby agree as follows:

1. Acknowledgments and Affirmations. Borrower hereby represents and warrants that:

(a) Borrower has the power and authority to enter into this Amendment and the transactions contemplated herein, and has taken all necessary action to authorize this Amendment and the transactions contemplated herein.

(b) With the exception of that certain Event of Default which was previously waived by the Bank pursuant to a waiver dated June 14, 2006, no Event of Default has occurred and is continuing, and no event or condition has occurred or exists which would constitute an Event of Default but for the giving of notice or passage of time or both.

(c) The consummation of the transactions contemplated herein (i) is not prevented or limited by, nor does it conflict with or result in a breach of the terms, conditions or provisions of Borrower’s articles of incorporation or bylaws, or any evidence of indebtedness, agreement or instrument of whatever nature to which Borrower is a party or by which it is bound, (ii) does not constitute a default under any of the foregoing, and (iii) does not violate any federal, state or local law, regulation or order of any court or agency which is binding upon Borrower.

(d) Each and every one of the representations and warranties made by Borrower to Bank in the Loan Agreement and the schedules and exhibits attached to the Loan Agreement and Financing Agreements, as amended by this Amendment, are true and correct in all material respects on and as of the date hereof except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date prior hereto.

(e) Borrower has duly and properly performed, complied with and observed each of the covenants, agreements and obligations contained in the Financing Agreements, as amended by this Amendment.

2. Amendments

(a) General. References in the Loan Agreement to “this Agreement” shall be deemed references to the Loan Agreement as amended and supplemented by this Amendment and as subsequently amended. References in the other Financing Agreements to the “Loan Agreement” shall be deemed references to the Loan Agreement as amended and supplemented by this Amendment and as subsequently amended.

(b) Amendment to Section 2(b) of the Loan Agreement: The first sentence of Section 2(b) of the Loan Agreement is hereby deleted and replaced with the following:

(b) “Borrower shall pay interest on the Loan at the rate of LIBOR plus 200 basis points, which interest rate shall be payable and charged monthly in arrears and computed on a daily basis and on the basis of a 360-day year and actual days elapsed.”

(c) Amendment to Section 4(p) of the Loan Agreement: Section 4 (p) of the Loan Agreement requiring the Borrower to maintain cash and marketable securities of not less than $20,000,000 is hereby deleted and replaced with the following:

“(p) Intentionally Deleted”

(d) Amendment to Section 6 of the Loan Agreement: Section 6 of the Loan Agreement is hereby amended by inserting the following clause:

“(m) Pledge of Deposit Account. Borrower or Guarantor will pledge to the Bank, in the form of a blocked interest bearing deposit account to be held at the Bank (the “Deposit Account”) as provided in the form attached hereto as Exhibit     , cash equal to the principal amount outstanding under the Loan. The Deposit Account will be “trued up” with the balance remaining under the Loan semi-annually. The Deposit Account shall at all times contain funds equal to the then current amount due under the Loan.”

(e) Addition of Exhibit. A new Exhibit D entitled Pledge Agreement is hereby added to the Loan Agreement in the form attached hereto.

3. Conditions Precedent to Effectiveness.

(a) The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:

(1) Bank shall have received each of the following, in form and substance satisfactory to Bank and its counsel:

(A) This Amendment and the Pledge Agreement, each duly executed and delivered by Borrower;

(B) Copies of all corporate action taken by the Borrower, including resolutions of the Board of Directors, authorizing the execution of this Amendment and the Pledge Agreement, certified as of the date of this Agreement by the Secretary of the Borrower;

(C) A certificate, dated as of the date of this Amendment, of the Secretary of the Borrower certifying, inter alia, the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the Pledge Agreement and the other documents to be delivered pursuant to this Amendment;

(D) All other documents, instruments and agreements that Lender shall reasonably require in connection with this Amendment; and

(E) All representations and warranties contained in the Loan Agreement shall be true and correct in all material respects as of the Amendment Effective Date except to the extent that they relate specifically to a prior time or event.

4. Miscellaneous.

(a) Full Force and Effect. Upon the execution of this Amendment, the Loan Agreement and the other Financing Agreements are hereby amended in such a manner as to be consistent with all amendments made hereby and contained herein. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Loan Agreement and other Financing Agreements (together with all schedules and exhibits attached thereto) shall remain in full force and effect.

(b) Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Amendment or any counterpart thereof to account for any other counterpart.

(c) Governing law. This Amendment shall be construed in accordance with and governed by the law of the State of Connecticut, without regard to principles of conflicts of law.

(d) Successors. This Amendment shall inure to the benefit of and bind the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and assigns.

(e) Costs. All costs incurred by Bank in connection with this Amendment and the transactions contemplated herein, including without limitation the reasonable fees and expenses of Bank’s counsel shall be paid by Borrower.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

TECHNOLOGY DRIVE LLC

By:	/s/ Robert B. Nieszczezewski
Name:	Robert B. Nieszczezewski
Title:	Vice President – Finance Proton Energy Systems, Inc.

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Peter R. Hicks
Name:	Peter R. Hicks
Title:	V.P.

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